Exhibit 99.2

Press Release	CONTACT:	Investor Relations
713.849.9911

Flotek Industries, Inc. Announces Management Transition Plan

HOUSTON, August 11, 2009 - Flotek Industries, Inc. (NYSE: FTK) today announced that Jerry Dumas, Chairman, President and Chief Executive Officer, has announced his plans to retire from Flotek in 2010. John Chisholm, currently a director of Flotek, has been appointed to serve as interim President while the company conducts the search for a new CEO.

“The recently announced equity raise and amendment to our bank credit agreement put Flotek on solid financial ground going forward,” Dumas stated. “I am confident that we now have the financial resources needed to weather the current industry slowdown, and believe Flotek is well positioned to move forward as our industry recovers.”

Dumas added, “I’ve spent the last 11 years building Flotek, and with the Company’s financial position once again solidified, it is time for transition in management. I look forward to assisting in the search for my successor to position Flotek for many more years of growth and success.”

John Chisholm, interim President of Flotek, added “Jerry Dumas deserves much of the credit for building Flotek into a leading innovator in oilfield technology and has done a tremendous job of now positioning Flotek for the future. Jerry’s leadership and vision will be missed, yet with his help the Board looks forward to finding a successor who will take the Company to the next level.”

Flotek has entered into a retirement agreement with Jerry Dumas, Flotek’s Chairman of the Board and Chief Executive Officer. Under the retirement agreement, Mr. Dumas will remain as Chairman of the Board through Flotek’s 2010 annual stockholders meeting, will remain as an employee of Flotek through June 30, 2010, and will remain as Chief Executive Officer until the sooner of January 1, 2010 or until his successor is appointed, and Mr. Dumas has agreed to assist in the transition of his duties to his successor.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals and down-hole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK”.

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to complete its proposed private placement or otherwise obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.